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                                                                   Exhibit 10.1

            SERIES B PREFERRED STOCK PURCHASE AND EXCHANGE AGREEMENT

                                 PLANETCAD INC.


     This Series B Preferred Stock Purchase and Exchange Agreement (this "AGREEMENT") is made and entered into as of the 24th day of May, 2002, by and among PlanetCAD Inc., a Delaware corporation (the "COMPANY"), and each of the entities identified on SCHEDULE 1 hereto (the "PURCHASERS").

                                    RECITALS


     A. The Company and Purchasers are parties to that certain Registration Rights Agreement dated February 18, 2000, pursuant to which the Company agreed to register with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), shares of the Company's common stock, par value $0.01 per share ("COMMON STOCK"), then held by Purchasers and shares of Common Stock issuable upon the exercise of warrants then held by Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

     B. Section 2(c) of the Registration Rights Agreement provides that the Company will pay Purchasers certain monetary penalties if agreed upon milestones related to the registration of the covered securities are not achieved.

     C. The Purchasers have demanded, in the aggregate, payment of $432,888 from the Company pursuant to Section 2(c) of the Registration Rights Agreement (the "PENALTY AMOUNT").

     D. In exchange for the (i) Company's debt, if any, owed to the Purchasers under Section 2(c) of the Registration Rights Agreement, (ii) Purchasers' waiver of payment of the Penalty Amount, whether or not owed, and
(iii) Purchasers' release of the Company from any claims arising from or related to Section 2(c) of the Registration Rights Agreement, the Company has agreed to issue to Purchasers shares of the Company's Series B Convertible Preferred Stock (the "SHARES"), pursuant to the terms and conditions contained herein.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants, agreements, conditions, representations, and warranties contained in this Agreement, the Company and Purchasers hereby each agree as follows:

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SECTION 1. THE EXCHANGE.

     1.1 AUTHORIZATION OF SHARES.

     1.2 On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (a) the issuance of the Shares to Purchasers and (b) the reservation of the shares of Common Stock issuable upon conversion of the Shares (the "CONVERSION SHARES"). The Shares shall have the rights, preferences, privileges and restrictions set forth in a certificate of designations filed with the Secretary of State of the State of Delaware, substantially in the form attached hereto as Exhibit A (the "CERTIFICATE").

     1.3 ISSUANCE AND EXCHANGE.

     Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue to each Purchaser that number of Shares set forth opposite such Purchaser's name on SCHEDULE 1 hereto, at a purchase price equal to the amount determined by multiplying two by the average of the closing prices of the Common Stock on the American Stock Exchange for the ten days prior to May 1, 2002, the day on which the parties agreed to enter into and approved the transactions described herein, rounded to the nearest whole number (which amount equals $0.36). In exchange for the issuance of the Shares, each Purchaser agrees to (i) mark paid and canceled the Company's debt, if any, owed to Purchaser under Section 2(c) of the Registration Rights Agreement, (ii) waive payment of its portion of the Penalty Amount, whether or not owed, (which amount is set forth opposite each Purchaser's name on SCHEDULE 1) and (iii) release the Company from any claims arising from or related to Section 2(c) of the Registration Rights Agreement, as set forth in
SECTION 6.3 hereof.

SECTION 2. CLOSING.

     The closing of the issuance and exchange of the Shares under this Agreement (the "CLOSING") shall take place at 9:00 a.m. on May 24, 2002, at the offices of Hogan & Hartson L.L.P., 1470 Walnut Street, Suite 200, Boulder Colorado 80302, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "CLOSING DATE"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares set forth opposite such Purchaser's name on SCHEDULE 1, against delivery to the Company of this executed Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to each Purchaser as follows:

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     3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to file the Certificate (collectively, the "FINANCING DOCUMENTS"), to issue and sell the Shares, to carry out the provisions of the Financing Documents, and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

     3.2 CAPITALIZATION. The authorized capital stock of the Company, as of the date hereof and immediately prior to the Closing, consists of (a) 22,500,000 shares of Common Stock, of which 12,443,545 (does not include 50,000 shares of Common Stock held in escrow) shares are issued and outstanding, of which 4,120,101 shares are reserved for issuance to employees, directors and consultants pursuant to the Company's equity incentive plans, and of which 1,807,500 shares are reserved for issuance pursuant to warrant rights, prior acquisitions and other matters and (b) 2,500,000 shares of Preferred Stock, of which 100,000 shares are designated Series A Junior Participating Preferred Stock, none of which are issued and outstanding, and 1,202,463 are designated Series B Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Certificate, and upon receipt of the consideration therefor, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and federal securities laws.

     3.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Financing Documents, the performance of all obligations of the Company thereunder, and the authorization, sale, issuance and delivery of the Shares and Conversion Shares thereto have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) applicable law related to the enforceability of the indemnification provisions set forth in
SECTION 6 of this Agreement. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

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     3.4 SEC DOCUMENTS AND OTHER REPORTS. The Company has timely filed as of the date hereof all documents required to be filed with the SEC since January 1, 2001 (the "COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by GAAP, Company has not, since December 31, 2001, made any material change in the accounting practices or policies applied in the preparation of financial statements.

     3.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of or default under (i) any term of its certificate of incorporation or bylaws, (ii) any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound, (iii) any judgment, decree, order, writ or, to the Company's knowledge, or (iv) any statute, rule or regulation applicable to the Company, which violation of or default under would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with the Financing Documents, and the issuance and sale of the Shares and the Conversion Shares pursuant thereto will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.6 LITIGATION. Except as set forth in the Company SEC Documents, there are no actions, suits, or legal, administrative, or other proceedings or investigations pending or, to the Company's knowledge, threatened before any court, agency, or other tribunal to which the Company is a party or against or affecting any of the property, assets, businesses, or financial condition of the Company. The Company is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality to which it is a party.

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     3.7 GOVERNMENTAL APPROVALS; THIRD PARTY CONSENTS. Except for certain filings required by federal and state securities laws, all consents, approvals, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any federal or state governmental authority, and all consents, approvals or authorizations of any third party required in connection with the execution of the Financing Documents and the performance of the transactions contemplated thereby (including the issuance and sale of the Shares) have been obtained by the Company. The Company has, or has rights to acquire, all licenses, permits, and other similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such licenses, permits or other similar authority.

     3.8 OFFERING VALID. Assuming the accuracy of the representations and warranties of Purchasers contained in SECTION 4 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified, or are exempt from registration and qualification, under the registration, permit or qualification requirements of all applicable state securities laws.

     3.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Documents, since March 31, 2002 there has been no change or development which individually or in the aggregate has had or could have a "Material Adverse Effect." For the purpose of this SECTION 3.9, "MATERIAL ADVERSE EFFECT" shall mean any material adverse effect on (i) the Shares, (ii) the ability of the Company to perform its obligations hereunder (including the issuance of the Shares), or (iii) the business, operations, properties or financial condition of the Company and its subsidiaries, taken as a whole.

     3.10 INTELLECTUAL PROPERTY. The Company and each of its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as proposed to be conducted. To the Company's knowledge, neither the Company nor any of its subsidiaries is infringing or in conflict with any other person with respect to any Intangibles. The Intangibles are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the Company's knowledge, no person is infringing on or violating the Intangibles owned or used by the Company.

     3.11 DISCLOSURE. All information relating to or concerning the Company and its subsidiaries set forth in this Agreement or provided to the Purchasers in writing in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements

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made herein or therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained within any of the foregoing related to future events, or the projected future financial performance of the Company, including any financial projections, or descriptions of potential strategic or business relationships between the Company and third parties.

     3.12 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Shares being offered hereby under the Securities Act or cause this offering of Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, the applicable regulations of the American Stock Exchange.

     3.13 FORM S-3 ELIGIBILITY. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. To the knowledge of the Company, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities in accordance with SECTION 6.1(a) hereof.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

     Each Purchaser hereby represents and warrants to the Company as follows:

     4.1 REQUISITE POWER AND AUTHORITY. Purchaser is a corporation, limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite limited liability company, partnership or corporate power and authority to own its assets and operate its business. Purchaser has all necessary corporate, limited liability company or partnership power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out the provisions hereof. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing Date. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by
(a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) applicable law related to the enforceability of the indemnification provisions set forth in SECTION 6 of this Agreement.

     4.2 NONASSIGNMENT OF CLAIMS. Purchaser has not transferred, sold, assigned or hypothecated any part of its claim, or right to make a claim, under Section 2(c) of the Registration Rights Agreement. Purchaser's full and complete claim under Section 2(c) of the Registration Rights Agreement is set forth opposite its name on SCHEDULE 1.

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     4.3 INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Each Purchaser, as to itself, hereby represents and warrants to the Company as follows:

         (a) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares for Purchaser's own account for investment purposes only, and not with a view towards their distribution.

         (b) ACCREDITED INVESTOR. Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         (c) COMPANY INFORMATION. Purchaser has had an opportunity to ask questions of, and receive answers from, directors, officers and management of the Company relating to the Company's business, management and financial affairs and to the terms and conditions of this investment. Purchaser is aware of the Company's pending merger with Avatech Solutions, Inc., and has had a chance to review the Company's filings with the SEC regarding such merger, including, without limitation, review of the Agreement and Plan of Merger filed with the SEC on Form 8-K on May 2, 2002.

         (d) RULE 144. Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company; the resale occurring not less than one year after a party has purchased and paid for the security to be sold; the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities
Act); and the number of securities being sold during any three-month period not exceeding specified limitations.

          (e) RESIDENCE. The residence of Purchaser (if an individual), or the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser as stated on the signature pages hereto.

SECTION 5. CONDITIONS TO CLOSING.

     5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to accept the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
SECTION 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they

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had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

          (b) LEGAL INVESTMENT. On the Closing Date, the issuance of the Shares, and the proposed issuance of the Conversion Shares, shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

          (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Financing Documents (except for such as may be properly obtained subsequent to the Closing).

          (d) FILING OF CERTIFICATE. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

          (e) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall have reasonably requested.

          (f) RESERVATION AND LISTING OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion, and the Company will file an application to have the Conversion Shares listed with the American Stock Exchange as soon as practicable following the Closing.

          (g)  CLOSING CERTIFICATES. The Company shall have delivered to
Purchasers:

               (i) a certificate of the Secretary of the Company dated as of the Closing Date, certifying as to the incumbency of the officers of the Company executing the Financing Documents and attaching thereto a copy of the Certificate, as filed with the Secretary of State of the State of Delaware and a copy of the resolutions or consent of the board of directors of the Company authorizing and approving the Company's execution, delivery and performance of this Agreement and the filing of the Certificate; and

               (ii) a certificate, executed by the Chief Executive Officer of the Company as of the Closing Date, certifying as to the fulfillment of all of the conditions of Purchasers' obligations under this Agreement, as set forth in this SECTION 5.

          (h) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their special counsel, and Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING. The Company's obligation to issue the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

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           (a)  REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF
OBLIGATIONS. The representations and warranties made by Purchasers in SECTION 4 hereof shall be true and correct in all material respects at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date, and Purchasers shall have performed all obligations and conditions herein required to be performed or observed by Purchasers on or prior to the Closing.

           (b) FILING OF CERTIFICATE. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

           (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Financing Documents (except for such as may be properly obtained subsequent to the Closing).

SECTION 6. COVENANTS OF THE PARTIES FOR THE PERIOD FOLLOWING CLOSING.

     6.1   COVENANTS OF THE COMPANY TO REGISTER THE CONVERSION SHARES.

           (a) The Company shall file with the SEC, on or prior to the date which is one hundred twenty (120) days after the effective date of the proposed merger with Avatech Solutions, Inc. pursuant to that certain Agreement and Plan of Merger dated May 1, 2002 among the Company, Raven Acquisition Corporation and Avatech Solutions, Inc. (the "FILING DATE") a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement as is then available, to effect a registration of all of the Registrable Securities covering the resale of the Conversion Shares (the "REGISTRATION STATEMENT"). The Registration Statement (and each amendment or supplement thereto and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the review by) the Purchasers and a single firm of counsel designated by the Purchasers (the "PURCHASERS' COUNSEL") at least five business days prior to its filing or other submission in the case of the Registration Statement, and at least two business days prior to its filing (or such lesser time as may be necessary) in the case of each amendment or supplement thereto.

           (b) The Purchasers may offer and sell the Registrable Securities pursuant to the Registration Statement in an underwritten offering. In any such underwritten offering, the Purchasers who hold a majority in interest of the Registrable Securities subject to such underwritten offering, shall have the right to select the Purchasers' counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. In the event that any Purchasers elect not to participate in such underwritten offering, the Registration Statement covering all of the Registrable Securities shall contain appropriate plans of distribution reasonably satisfactory to the Purchasers participating in such underwritten offering and the Purchasers electing not to participate in such underwritten offering (including, without limitation, the ability of nonparticipating Purchasers to sell from time to time and at any time during the effectiveness of such Registration Statement).

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          (c)  In connection with the registration of the Registrable
Securities, the Company shall have the following obligations:

               (i) The Company shall prepare and file with the SEC, on or before the Filing Date, the Registration Statement, and shall use its best efforts to cause such Registration Statement to become effective as soon as practicable after such filing. The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times until the earlier of
(A) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Purchasers) may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act and (B) such time as all the Registrable Securities have been sold (the "REGISTRATION PERIOD").

               (ii) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event the number of shares available under the Registration Statement filed pursuant to this Agreement is, for any three (3) consecutive trading days (the last of such three (3) trading days being the "REGISTRATION TRIGGER Date"), insufficient to cover one hundred percent (100%) of the Registrable Securities, the Company shall amend the Registration Statement, or file a new Registration Statement (on the shortest form available therefor, if applicable), or both, so as to cover one hundred fifty percent (150%) of the Registrable Securities as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within ten (10) business days after the Registration Trigger Date. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

               (iii) The Company shall furnish to each Purchaser whose Registrable Securities are included in the Registration Statement and to Purchasers' Counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto. At the request of any Purchaser, the Company shall furnish to such Purchaser (A) a copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC no later than the date of submission of such letter (including, without limitation, any request to accelerate the effectiveness of any Registration Statement or amendment thereto), and, promptly upon receipt, each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and the Company shall cooperate with each Purchaser in making all reasonable modifications requested by such Purchaser or Purchasers' Counsel to any portion of any letter or other correspondence from the Company to the SEC that addresses the transactions contemplated by this Agreement, (B) on, or as soon as practicable following, the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the

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Registration Statement or amendment has been declared effective, and (C) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.

               (iv) The Company shall use its best efforts to (A) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Purchaser who holds Registrable Securities being offered reasonably requests, (B) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (D) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection herewith or as a condition thereto to (V) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this SECTION 6.1(c)(iv), (W) subject itself to general taxation in any such jurisdiction, (X) file a general consent to service of process in any such jurisdiction, (Y) provide any undertakings that cause the Company undue expense or burden, or (Z) make any change in its certificate of incorporation or bylaws, which in each case the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

               (v) In the event the Purchasers who hold a majority in interest of the Registrable Securities being offered in an offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

               (vi) As promptly as practicable after becoming aware of such event, the Company shall notify each Purchaser by telephone or facsimile of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission and deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request.

               (vii) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable date (including in each case by amending or supplementing such Registration Statement) and to notify each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request).

               (viii) In the event of an underwritten offering, at the request of any Purchaser whose Registrable Securities are included in the Registration Statement, the Company shall furnish, on the date of effectiveness of the Registration Statement (A) an opinion, dated as of such date, from counsel representing the Company addressed to the Purchaser in the form delivered to the underwriters, if any opinion is delivered to the underwriters, and (B) a letter, dated such date, from the Company's independent certified public accountants in the form delivered to the underwriters, if any such "Comfort Letter" is delivered to the underwriters.

               (ix) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

               (x) The Company shall cooperate with the Purchasers who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Purchasers may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Purchasers may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such Registration Statement) an opinion of such counsel that such Registrable Securities have been registered under the Securities Act and that the restrictive legends on the certificates representing such Registrable Securities may be removed.

               (xi) At the request of Purchasers who hold a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

               (xii) The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC).

               (xiii) From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under
SECTION 6.1(a) hereof or any amendment or supplement thereto without the consent of the holders of a majority in interest of the Registrable Securities.

          (d) "REGISTRABLE SECURITIES" means the Conversion Shares and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution or in exchange for or otherwise with respect to the foregoing; PROVIDED, HOWEVER, that Registrable

Securities shall not include any such Registrable Securities that (i) have previously been registered pursuant to the Securities Act, (ii) are eligible for public resale under Rule 144(k) under the Securities Act or (iii) are eligible for public resale under the Securities Act pursuant to an exemption from registration under the Securities Act.

          (e) All reasonable expenses incurred by the Company or the Purchasers in connection with registrations, filings or qualifications pursuant to this SECTION 6 (excluding brokers' fees, underwriting discounts and commissions, and similar selling expenses), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements of Purchasers' Counsel, not in excess of $15,000, shall be borne by the Company.

     6.2 COVENANTS OF THE PURCHASERS RELATED TO REGISTRATION. In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations:

          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement the Company shall notify each Purchaser of any information the Company inquires from each such Purchaser.

          (b) Each Purchaser, by such Purchaser's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, unless such Purchaser has notified the Company in writing of such Purchaser's election to exclude all of such Purchaser's Registrable Securities from the Registration Statement.

          (c) In the event Purchasers holding a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter, each Purchaser agrees to enter into and perform such Purchaser's obligations under an underwriting agreement, in usual and customary form, including, without limitation, indemnification and contribution obligations, with the underwriter(s) of such offering and the Company and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Purchaser has notified the Company in writing of such Purchaser's election not to participate in such underwritten distribution.

          (d) No Purchaser may participate in any underwritten distribution hereunder unless such Purchaser (i) agrees to sell such Purchaser's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to SECTION 6.1(d).

     6.3 PURCHASERS' WAIVER OF PENALTY AMOUNT AND RELEASE OF CLAIMS. Each Purchaser hereby (i) agrees to exchange the Company's debt, if any, owed to the Purchaser under Section 2(c) of the Registration Rights Agreement for the Shares, and upon issuance thereof, to cancel and mark paid such debt, (ii) waives, as of the Closing Date upon issuance of the Shares, its claim to payment of its portion of the Penalty Amount, whether or not owed, and (iii) fully and forever releases and discharges, as of the Closing Date upon issuance of the Shares, the Company, its officers, directors, shareholders, successors, representatives, attorneys and assigns, of and from any and all actions, causes of actions, claims, demands, damages, penalties or otherwise, of every kind or nature whatsoever, in law or equity, whether known or unknown, that such Purchaser may now have or claim at any future time to have, based on, arising from or related to Section 2(c) of the Registration Rights Agreement.

     6.4 MUTUAL INDEMNIFICATION RELATED TO REGISTRATION. Sections 6 and 7 of the Registration Rights Agreement are hereby incorporated by reference and shall govern as to all matters related to the indemnification or contribution obligations of the parties under this SECTION 6. In construing Sections 6 and 7 of the Registration Rights Agreement for application herein, the terms "Company," "Investor," "Registration Statement" and "Registrable Securities" as used in the Registration Rights Agreement shall be deemed to mean the Corporation, Purchaser, the Registration Statement required to be filed pursuant to this SECTION 6, and the Registrable Securities as defined in
SECTION 6.1(d) hereof, respectively. All other defined terms shall have the meaning attributed to them in Sections 6 and 7 of the Registration Rights Agreement.

SECTION 7. MISCELLANEOUS.

     7.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the Delaware General Corporation Law will govern as to matters of corporate law.

     7.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

     7.3 ENTIRE AGREEMENT. The Financing Documents, the Exhibits, Schedules, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     7.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.5 AMENDMENT. This Agreement may be amended or modified only upon the written consent of the Company and the holders representing at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted).

     7.6 DELAYS OR OMISSIONS. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. It is further agreed that any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     7.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon the earlier of receipt and: (a) the day sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (b) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its principal place of business and to Purchasers at the addresses set forth on the signature pages hereto or at such other address as the Company or Purchaser may designate by ten days advance written notice to the other parties hereto pursuant to this SECTION 7.7.

     7.8 EXPENSES. The Company hereby agrees to reimburse the Purchasers for the documented legal fees and expenses of special counsel(s) to the Purchasers related to the preparation and negotiation of the Financing Documents, up to a maximum of $5,000 in the aggregate. The Purchasers will determine the manner in which the $5,000 is allocated among the Purchasers.

     7.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.10 COUNTERPARTS. This Agreement may be delivered via facsimile and may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.11 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

COMPANY:

PLANETCAD INC.

By: /s/ David W. Hushbeck
    ----------------------------------
    David W. Hushbeck
    President and Chief Executive Officer


PURCHASERS:
CAPSTONE VENTURES SBIC, L.P.                              CYPRESS GROWTH FUND III, L.P.

By: Capstone SBIC Management, Inc.
                                                          By:  /s/ W. Baumgartner
                                                              ------------------------------
     Name: /s/ E. J. Fischer                              Name: Walter F. Baumgartner
           -----------------------------                        ----------------------------
     Title: President                                     Title: General Partner
            ----------------------------                         ---------------------------
     Address: 3000 Sand Hill Road,                        Address: 3000 Sand Hill Rd. #1-140
              --------------------------                           -------------------------
      1-290, Menlo Park, CA  94025                        Menlo Park, CA  94025
     -----------------------------------                  ----------------------------------



THE ROSER PARTNERSHIP III, SBIC, L.P.                     DASSAULT SYSTEMES CORP.

By:   /s/ Alan T. Valenti                                 By:  /s/ Thibault de Tersant
      ----------------------------------                       -----------------------------
Name:     Alan T. Valenti                                 Name:    Thibault de Tersant
      ----------------------------------                       -----------------------------
Title: Treasurer of its General Partner                   Title: Secretary
       ---------------------------------                         ---------------------------
Address: 1105 Spruce Street                               Address: 9 Quai Marcel Dassault
         -------------------------------                           -------------------------
         Boulder, CO 80302                                         9/150 Suresnes
----------------------------------------                  ----------------------------------


J. F. SHEA CO., INC., AS NOMINEE 2000-25                  DOLPHIN OFFSHORE PARTNERS, L.P.


By:   /s/ Edmund H. Shea, Jr.                             By:  /s/ Peter E. Salas
      ----------------------------------                       -----------------------------
Name:     Edmund H. Shea, Jr.                             Name:    Peter E. Salas
      ----------------------------------                       -----------------------------
Title: V. President                                       Title: General Partner
       ---------------------------------                         ---------------------------
Address:  655 Brea Canyon Rd.                             Address: 129 E. 17th St.
         -------------------------------                           -------------------------
          Walnut, CA 91789                                         NY, NY 10003
----------------------------------------                  ----------------------------------


                                   SCHEDULE 1


                 PURCHASER                                 SHARES             PENALTY AMOUNT
                 ---------                                 ------             --------------
Capstone Ventures SBIC, L.P.                               304,972               $109,790

The Roser Partnership III, SBIC, LP                        261,406                 94,106

J. F. Shea Co., Inc. as Nominee 2000-25                    200,411                 72,148

Cypress Growth Fund III, L.P.                              174,269                 62,737

Dassault Systemes Corp.                                    174,269                 62,737

Dolphin Offshore Partners, L.P.                             87,136                 31,369

TOTAL:                                                   1,202,463               $432,888


                                       i